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Exhibit 11.01

                        CSG SYSTEMS INTERNATIONAL, INC.

             STATEMENT OF NET LOSS PER COMMON AND EQUIVALENT SHARE

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
For the three months ended June 30, 1996:

        Weighted average common shares outstanding...............................................     25,532,945
                                                                                                     -----------

        Shares used in computation...............................................................     25,532,945
                                                                                                     -----------

        Net Loss.................................................................................    $  (696,000)
                                                                                                     -----------

        Net loss per common and equivalent share.................................................    $     (0.03)
                                                                                                     -----------
For the three months ended June 30, 1995:

        Weighted average common shares outstanding...............................................      4,243,000
        Common equivalent shares from stock options
          granted during the twelve-month period prior to
          the Company's initial public offering..................................................        251,750
        Common equivalent shares attributable to:
              Redeemable convertible Series A Preferred Stock....................................     17,999,998
                                                                                                     -----------

        Shares used in computation...............................................................     22,494,748
                                                                                                     -----------
        Loss before discontinued operations......................................................    $ 3,010,000)
        Loss from discontinued operations........................................................       (939,000)
                                                                                                     -----------

        Net Loss.................................................................................    $(3,949,000)
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        Net loss per common and equivalent share:
              Loss before discontinued operations................................................    $     (0.14)
              Loss from discontinued operations..................................................          (0.04)
                                                                                                     -----------

          Net Loss...............................................................................    $     (0.18)
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